                                   EXHIBIT 1

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the common stock of Gaylord Entertainment Company, and further agree that this Joint Filing Agreement be included as an exhibit to such Statement.

         In evidence thereof, the undersigned, being duly authorized, hereby executes this Agreement this 10th day of October, 1997.

                                        THE OKLAHOMA PUBLISHING VOTING
                                        TRUST
                                               Edward L. Gaylord,
                                                 Voting Trustee
                                        EDWARD L. GAYLORD
                                        EDITH GAYLORD HARPER


                                        By: /s/ FREDERIC T. SPINDEL
                                            -------------------------------
                                            Frederic T. Spindel,
                                            Authorized Representative of
                                            The Oklahoma Publishing Company
                                            Voting Trust, Edward L.
                                            Gaylord, and Edith Gaylord Harper